Exhibit 10.2

EDGEMODE, INC.

January 25, 2023

Attention: Simon Wajcenberg

Re: Amendment to Stock Option Grant dated January 31, 2022

Dear Simon,

This Amendment amends that certain Stock Option Grant dated January 31, 2022 (the “Option”) of an option to purchase 31,979,352 shares of EDGEMODE, INC. (formerly known as Fourth Wave Energy, Inc.) (the “Company”) common stock.

1.	Amendment. Section 1 of the Option is amended and restated in its entirety to reduce the Option Price as follows:

“Grant of Option.  Subject to the terms and conditions set forth in this Stock Option Grant, the Company hereby grants to the Employee an option (“Option”) to purchase 31,979,352 shares of common stock of the Company (“Option Shares”) at an exercise price of $0.06 per Share (the “Option Price”). The Option shall become exercisable according to Paragraph 2 below.”

2.	No Other Amendment. Except as specifically amended pursuant to this Amendment, the Agreement remains in full force and effect in accordance with its terms.

3.	Effectiveness. This Amendment will become effective upon your acknowledgment of the terms and conditions of this Amendment and your delivery to us of a signed counterpart of this Amendment.

Very truly yours,

/s/ Charlie Faulkner________

Name: Charlie Faulkner

Its: Chief Executive Officer

AGREED TO AND ACCEPTED THIS

25th DAY OF JANUARY 2023

/s/ Simon Wajcenberg________________________________

Simon Wajcenberg